UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: March 17, 2006
(Date of earliest event reported)

Umpqua Holdings Corporation
 (Exact Name of Registrant as Specified in Its Charter)

OREGON	000-25597	93-1261319
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification Number)

One SW Columbia, Suite 1200
Portland, Oregon 97258
(address of Principal Executive Offices)(Zip Code)

(503) 727-4100
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

        On March 17, 2006, Umpqua Holdings Corporation entered into amended and restated Employment Agreements with Brad Copeland (Senior Executive Vice President / Chief Credit Officer) and David Edson (Executive Vice President of Umpqua; President--Umpqua Bank Oregon), and entered into an amendment to William Fike's (Executive Vice President of Umpqua; President--Umpqua Bank California) employment agreement. The agreements increase the amount each executive would be entitled to receive if he is terminated in connection with a change in control of Umpqua from 24 months salary and 200% of the prior year's bonus to 36 months salary and 300% of the prior year's bonus.

        Umpqua also entered into an amended and restated Employment Agreement with Barbara Baker (Executive Vice President/Cultural Enhancement) that increased the amount she would be entitled to receive if she is terminated in connection with a change in control of Umpqua from 12 months salary and 100% of prior year's bonus to 24 months salary and 200% of prior year's bonus and increased the retention incentive she would be entitled to receive if she remained employed for one year following a change in control of Umpqua from 6 months salary and 50% of prior year's bonus to 12 months salary and 100% of prior year's bonus.

        The amended and restated agreements do not otherwise materially change the terms of the employment agreements for Ms. Baker and Messrs. Edson and Copeland other than to require execution of a release of claims prior to receipt of severance benefits.

Item 7.01     Regulation FD Disclosure.

        On March 21, 2006, Umpqua Holdings Corporation issued a press release announcing the declaration of a cash dividend of $0.12 per common share payable on April 14, 2006 to all shareholders of record as of March 31, 2006.

        Umpqua also announced that it will conduct a quarterly earnings conference call Thursday, April 20, 2005 at 10:00 a.m. PST (1:00 p.m. EST) to discuss first quarter results and provide an update on recent activities. Interested parties are invited to join the call by dialing 888-795-2173; the password is "UMPQUA." A rebroadcast will be available approximately one hour after the conference call by dialing 800-945-1674, or by visiting www.umpquaholdingscorp.com.

        A copy of the press release is attached as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

	10.1	Amendment to Employment Agreement with William Fike

	10.2	Employment Agreement with Brad Copeland

	10.3	Employment Agreement with David Edson

	10.4	Employment Agreement with Barbara Baker

	99.1	Press Release

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this reported to be signed on its behalf of the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION
(Registrant)

Dated: March 21, 2006	By: /s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary